    As filed with the Securities and Exchange Commission on July 28 , 1999
                       Registration No. 333-_____________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ________________

                            MCCLAIN INDUSTRIES, INC.
       (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS GOVERNING INSTRUMENT)

              MICHIGAN                                   38-1867649
   (State or Other Jurisdiction of          (I.R.S. Employer Identification No.)
    Incorporation or Organization)

                                 _______________

                               6200 ELMRIDGE ROAD
                        STERLING HEIGHTS, MICHIGAN 48310
                    (Address of Principal Executive Offices)


                            1999 INCENTIVE STOCK PLAN
                            (Full title of the plan)


                          KENNETH D. MCCLAIN, PRESIDENT
                            MCCLAIN INDUSTRIES, INC.
                               6200 ELMRIDGE ROAD
                        STERLING HEIGHTS, MICHIGAN 48310
                                 (810) 264-3611
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

                        Copies of all correspondence to:

                             ROBERT J. GORDON, ESQ.
                        JAFFE, RAITT, HEUER & WEISS, P.C.
                               ONE WOODWARD AVENUE
                                   SUITE 2400
                             DETROIT, MICHIGAN 48226

                                     CALCULATION OF REGISTRATION FEE
============================================================================================================

Title of Securities      Amount to be     Proposed Maximum        Proposed Maximum         Amount of
to be Registered          Registered     Offering Price Per      Aggregate Offering     Registration Fee
-------------------      ------------    ------------------      ------------------     ----------------
                                              Share (1)               Price (1)
                                              ---------               ---------
Common Stock, no par       1,000,000            $ 6.00                $ 6,000,000           $ 1,668.00
value
============================================================================================================


(1) Computed in accordance with Rules 457(h) and 457(c) under the Securities Act of 1933. The estimated exercise price of $6.00 per share was computed in accordance with Rule 457 based upon the average of the high and low prices of the Registrant's common stock on July 23, 1999 on the NASDAQ National Market.

                                     PART I

ITEM 1.  PLAN INFORMATION

         The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

ITEM 2.  REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the Commission are incorporated herein by reference:

         1. McClain Industries, Inc.'s ("McClain") Annual Report on Form 10-K for the year ended September 30, 1998, filed with the Commission on December 23,1998.

         2. McClain's Quarterly Report on Form 10-Q for the quarter ended December 31, 1998, filed with the Commission on February 12, 1999, as amended by Form 10-Q/A filed with the Commission on March 19, 1999.

         3. McClain's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, filed with the Commission on May 7, 1999.

         4. McClain's Current Report on Form 8-K dated February 9, 1999, filed with the Commission on February 10, 1999.

         5. The description of the Common Stock contained in McClain's Registration Statement on Form 8-A filed by McClain with the Commission on May 3, 1974 under Section 12 of the Exchange Act.

         In addition, all documents filed by McClain pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

         Any statement contained in this Registration Statement or in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Except as so modified or superseded, such statement shall not be deemed to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

        Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the shares of McClain Common Stock to be issued pursuant to this registration statement will be passed upon by Jaffe, Raitt, Heuer & Weiss, P.C. As of July 27, 1999, certain shareholders of Jaffe, Raitt, Heuer & Weiss, P.C. beneficially owned approximately 8,689 shares of McClain Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article X of McClain's Articles of Incorporation, as amended, limits the liability of its directors to the fullest extent permitted by the Michigan Business Corporation Act (the "MBCA"). Specifically, directors of McClain will not be personally liable to McClain or its stockholders for monetary damages for a breach of fiduciary duty as directors, except liability for:

               (1) Any breach of the duty of loyalty to McClain or its stockholders;

               (2) Acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

               (3)  A violation of Section 551 of the MBCA;

               (4) Any transaction from which the director derives an improper personal benefit; and

               (5) Any other act or omission as to which the MBCA does not permit a director's liability to be so limited.

         Section V of McClain's By-laws provides that McClain may indemnify against expenses, including attorneys' fees, a person who is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil or criminal, administrative or investigative, or formal or informal, by reason of their status as a present or former director, officer, employee or agent of McClain, or who is or was serving at the request of McClain (the "Indemnitee"). There shall be no indemnification, however, in claims, issues or matters by McClain, or pursuant to McClain's rights in which a person is found liable to McClain. Section 563 of the MBCA and Section V(c) of the By-laws require McClain to indemnify an Indemnitee for expenses, including attorneys' fees, incurred in an action, suit or proceeding in which the Indemnitee is successful on the merits or in defense of such action, suit or proceeding. To be entitled to indemnification, the Indemnitee's actions must have been in good faith, and reasonably believed to be in, or not opposed to, the best interests of McClain. Unless ordered by a court of law, indemnification will be made only on a determination that the Indemnitee's actions have met the standards set forth in the By-laws, and such determination shall be made by:

               (i)  A majority vote of a quorum of disinterested directors;

               (ii) If no such quorum is obtainable, then by a majority vote of committee of at least two (2) directors;

               (iii)By independent legal counsel in a written opinion;

               (iv) By a majority vote of the stockholders; or

               (v)  By a court.

         Section V(f) of the By-laws authorizes McClain to purchase and maintain insurance on behalf of any director, officer, employee or agent of McClain, or who is serving as such at McClain's request, as protection from certain liabilities, including liabilities against which McClain cannot provide indemnification.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS

         The exhibits filed herewith are set forth on the exhibit index filed as part of this Registration Statement.

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i)    to include any prospectus required by Section 10
                               (a)(3) of the Securities Act;

                        (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table set forth in this registration statement; and

                        (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

                  Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by McClain pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sterling Heights, State of Michigan, on July 27, 1999.


                               McCLAIN INDUSTRIES, INC., a Michigan corporation



                               By: /s/ Kenneth D. McClain
                                  ---------------------------------------------
                                  Kenneth D. McClain, Chairman of the Board



         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicted.


         SIGNATURE                                          TITLE                                 DATE
         ---------                                          -----                                 ----
/s/ Kenneth D. McClain                              Chairman of the Board, Chief Executive    July 27, 1999
----------------------------------                  Officer, and President.
Kenneth D. McClain


/s/ Robert W. McClain                               Senior Vice President and Assistant       July 27, 1999
----------------------------------                  Secretary.
Robert W. McClain


/s/ Raymond Elliott                                 Director.                                 July 27, 1999
----------------------------------
Raymond Elliott

/s/ Walter J. Kirchberger                           Director.                                 July 27, 1999
----------------------------------
Walter J. Kirchberger


/s/ Mark S. Mikelait                                Treasurer.                                July 27, 1999
----------------------------------
Mark S. Mikelait


/s/ Carl Jaworski                                   Secretary.                                July 27, 1999
----------------------------------
Carl Jaworski

                            MCCLAIN INDUSTRIES, INC.

                                  EXHIBIT INDEX



       EXHIBIT
       NUMBER                           DESCRIPTION                                   METHOD OF FILING
       ------                           -----------                                   ----------------
       4.1             McClain Articles of Incorporation, as amended      Incorporated by reference to McClain's
                                                                          Registration Statement on Form S-2 (File No. 33-84562).

       4.2             McClain By-laws, as amended                        Incorporated by reference to McClain's Annual Report
                                                                          on Form 10-K for the year ended September 30, 1989.

       4.3             McClain 1999 Incentive Stock Plan                  Filed herewith.

       5.1             Opinion of Jaffe, Raitt, Heuer & Weiss, P.C.       Filed herewith.
                       with respect to the validity of the shares of
                       Common Stock being registered

       23.1            Consent of Jaffe, Raitt, Heuer & Weiss, P.C.       Filed herewith.
                       (included as part of Exhibit 5.1)

       23.2            Consent of Rehmann Robson P.C., independent        Filed herewith.
                       accountants